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                                                               EXHIBIT   10.9(C)

                      LOAN DOCUMENT MODIFICATION AGREEMENT
                        (NO. 6; DATED AS OF MAY 5, 1996)


  LOAN DOCUMENT MODIFICATION AGREEMENT dated as of May 5,1996 by and between Banyan Systems Incorporated, a Massachusetts corporation with its principal place of business at 120 Flanders Road, Westboro, MA 0158 I (the "Borrower') and
                                                                 -----------
SILICON VALLEY BANK (the "Bank'), a California chartered bank with its principal
                         -------
place of business at 3003 Lakeside Drive, Santa Clara, California 95054, and with a loan production office located at Wellesley Office Park, 40 William Street Wellesley, MA 02181, doing business under the name "Silicon Valley East".

      1.  Reference to Existing Loan Documents.
          ------------------------------------

Reference is hereby made to that Commitment Letter dated June 5, 1992 between the Bank and the Borrower as previously amended as of May 5, 1993, May 5, 1994, May 5, 1995, January 22, 1996 and February 1, 1996 (with the attached schedules and exhibits, the 'Commitment Letter) and the Loan Documents referred to therein, including without limitation that certain Amended and Restated Promissory Note of the Borrower dated May 5, 1995 in the principal amount of $10,000,000 (the "Note'), and the Security Documents referred to therein. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same respective meanings as set forth in the Commitment Letter.

      2.  Effective Date

This Agreement shall become effective as of May 5, 1996 (the Effective
Date),provided that the Bank shall have received the following documents on or before June 24, 1996, and provided further, however, that in no event shall this Agreement become effective until signed by an officer of the Bank in California.

          (a)  Two copies of this Agreement, duly executed by the Borrower;
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          (b)  One copy of an amended and restated Promissory note in the principal amount of $1 0,000,000 duly executed by the Borrower;
               and

          (c) The Borrower's check in the amount of $25,000 representing payment of the Bank's facility amendment fee.

    By the signature of its authorized officer below, the Borrower is hereby representing that, except as modified in attached hereto, the representations of the Borrower set forth in the Loan Documents (including those contained in the Commitment Letter, as amended by this Agreement) are true and correct as of the Effective Date as if made on and as of such date. Finally, the Borrower (and each guarantor, if any, signing below) agrees that, as of the Effective Date, it has no defenses against its obligations to pay any amounts under the Commitment Letter and the other Loan Documents.

      3.  Description in Change in Terms

As of the Effective Date, the Commitment Letter is modified in the following respects:

          (a)  Numbered paragraph 2 is amended in full to read as follows:
               "Unless otherwise renewed in writing by the Bank, the Commitment will expire May 4, 1997."

          (b) Numbered paragraph 18 of Schedule 11 is hereby restated in its entirety as follows:
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      "18. Minimum Profitability The Borrower shall now incur Net Losses in any two consecutive fiscal quarters and shall not permit Net Income to be less than $1.00 in any fiscal year."


          (c) Numbered Paragraph 20 of Schedule 11 is hereby restated in its entirety to read as follows:


          "20. TCB. The Borrower will not permit its TCB to be less than $37,500,000 at the end of any fiscal quarter, commencing with the quarter ending June 30,1996. "

          (d) Section 11 to the Commitment Letter is hereby further amended by restating Exhibit A thereto in its entirety in the form of Exhibit A hereto.

          (e) The Commitment Letter and the other Loan Documents are hereby amended wherever necessary or appropriate to reflect the foregoing changes.

      4.  Continuing Validity                      1

    Upon the effectiveness hereof, each reference in each Security Instrument or other Loan Document to "the Commitment Letter", "thereunder", "thereof', "therein", or words of like import referring to the Commitment Letter, shall mean and be a reference to the Commitment Letter, as amended hereby. Except as specifically set forth above, the Commitment Letter shall remain in full force and effect and is hereby ratified and confirmed. Each of the other Loan Documents is in full force and effect and is hereby ratified and confirmed. The amendments set forth above (i) do not constitute a waiver or modification of any term, condition or covenant of the Commitment Letter or any other Loan Document, other than as expressly set forth herein, and (ii) shall not prejudice any rights which the Bank may now or hereafter have under or in connection with the Commitment Letter, as modified hereby, or the other Loan Documents and shall not obligate the Bank to assent to any further modifications.

      5.  Miscellaneous
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          (a)  This Agreement may be signed in one or more counterparts each of which taken together shall constitute one and the same document.

          (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

          (c) THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS LOAN MODIFICATION AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA.

          (d) The Borrower agrees to promptly pay on demand all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this letter amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of Sullivan & Worcester, special counsel for the Bank with respect thereto.
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     IN WITNESS WHEREOF, the Bank and the Borrower have caused this Agreement to be signed under seal by their respective duly authorized officers as of THE date set forth above.


                                   Sincerely,

                        SILICON VALLEY EAST, a Division
                             of Silicon Valley Bank


                                      By:
                                       Name: Joan S. Parsons
                                       Title: Senior Vice President
                                       SILICON VALLEY BANK

                                      By:
                                       Name: Pamela S. Doyle
                                       Title: Senior Vice President
                                       (signed in Santa Clara, CA)

                                      BANYAN SYSTEMS INCORPORATED

                                      By:
                                       Name: Jeffrey D. Glidden
                                       Title: Vice President and Chief
                                              Financial Officer
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                      AMENDED AND RESTATED PROMISSORY NOTE


$10,000,000.00                 Wellesley, Massachusetts
                               May 5, 1996 (Originally dated
                               May 5, 1992 and previously amended
                               and restated as of May 5, 1993, May 5, 1994
                               and May 5, 1995


     For value received, the undersigned, BANYAN SYSTEMS INCORPORATED, a Massachusetts corporation (the "Borrower"), promises to pay to SILICON VALLEY
                               -----------
BANK (the "Bank') at the office of the Bank located at 3000 Lakeside Drive,
          -------
Santa Clara, California 95054, or to its order, the lesser of Ten Million Dollars ($10,000,000) or the outstanding principal amount hereunder, on May 4, 1997 (the "Maturity Date"), together with interest on the principal amount
          ----------------
hereof from time to time outstanding at a fluctuating rate per annum equal to the Prime Rate (as defined below) until the Maturity Date, payable monthly in arrears on the first day of each calendar month occurring after the date hereof and on the Maturity Date. The Borrower promises to pay on demand interest at a per annum rate of interest equal to the Prime Rate plus 4% on any overdue principal (and to the extent permitted by law, overdue interest). The Bank's "Prime Rate" is the per annum rate of interest from time to time announced and made effective by the Bank as its Prime Rate (which rate may or may not be the lowest rate available from the Bank at any given time).

     Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

     This promissory note amends and restates the terms and conditions of the obligations of the Borrower under the promissory note dated May 5, 1992 as previously amended and
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restated as of May 5, 1993, May 5, 1994 and May 5, 1995(the "Original Note") by
                                                            ---------------
the Borrower to the Bank. Nothing contained in this promissory note shall be deemed to create or represent the issuance of new indebtedness or the exchange by the Borrower of the Original Note for a new promissory note. This promissory note is referred to in the commitment letter dated May 5, 1992 as amended by letter amendments dated as of May 5, 1993, May 5, 1994, May 5, 1995 and May 5, 1996 by the Bank and accepted by the Borrower together with all related schedules, as the same may be amended, modified or supplemented from time to time (the "Commitment Letter"), and is subject to optional and mandatory
          -------------------
prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein.

     Each reference in each Loan Document (as defined in the Commitment Letter) to "the Note", "thereof", "therein", 'thereunder", or words of like import referring to the Original Note, shall mean and be a reference to the Original Note, as amended and restated hereby.
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Upon the occurrence of any Event of Default under, and as defined in, the
Commitment Letter, at the option of the Bank, the principal amount then Outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Commitment Letter and each payment of principal with respect thereto either by endorsing such information on the schedule annexed hereto and made a part hereof, or continuations thereof which shall be attached hereto and made a part hereof, or by maintaining a computerized record of such information and printouts of such computerized record, which endorsement or computerized record, and the printouts thereof, shall constitute prima facie evidence of the accuracy of the information so endorsed.

The undersigned agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of their respective rights hereunder and thereunder.

  No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more
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extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

  THIS NOTE HAS BEEN DELIVERED TO THE BANK AND ACCEPTED BY THE BANK IN THE STATE OF CALIFORNIA.

  THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE COMMITMENT LETTER), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION
IN THE COMMONWEALTH OF MASSACHUSETTS OR THE STATE OF CALIFORNIA IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE COMMITMENT LETTER), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION. SUIT OR PROCEEDING ANY
CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF
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MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF
THE FEDERAL RULES OF CIVIL PROCEDURE.

     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

                               BANYAN SYSTEMS INCORPORATED


                               By:  ___________________________
                                    Name:  Jeffrey D. Glidden
                                    Title:  Vice President and
                                            Chief Financial Officer